BlackRock Van Kampen Value FDP Fund
05/01/2009 - 11/30/2009
Transactions Subject to Rule 10F-3

TRADE DATE	FUND NAME	SECURITY	AMOUNT PURCHASED	GROSS SPREAD (%)	% PURCHASED BY SUBADVISER	PRICE

10/06/2009	BlackRock VK FDP Value Fund	Verisk Analytics	1,400	0.88%	2.90%	$22.00